UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2009

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Attached to this Report is a letter from Cole Credit Property Trust II, Inc., a Maryland corporation (the “Registrant”), to its shareholders regarding distributions. A copy of the letter, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 8.01	Other Events.

The Board of Directors of Cole Credit Property Trust II, Inc. has authorized a daily distribution, based on 365 days in the calendar year, of $0.001712328 per share (which equates to 6.25% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for shareholders of record as of the close of business on each day of the period commencing on July 1, 2009 and ending on September 30, 2009. The payment date for each of the daily distributions of the period commencing on July 1, 2009 and ending on July 31, 2009 will be in August 2009. The payment date for each of the daily distributions of the period commencing on August 1, 2009 and ending August 31, 2009 will be in September 2009. The payment date for each of the daily distributions of the period commencing on September 1, 2009 and ending on September 30, 2009 will be in October 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Cole Credit Property Trust II, Inc. letter to shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 29, 2009	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President and Chief Financial Officer